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                                                                    EXHIBIT 4.11

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 11, 1998 between IMC GLOBAL INC., a Delaware corporation (the "Company"), and the Initial Purchasers (as hereinafter defined).

          This Agreement is made pursuant to the Purchase Agreement dated August 6, 1998 (the "Purchase Agreement"), between the Company, as issuer of the 6-1/2% Notes due 2003 (the "Notes") and 7-3/8% Debentures due 2018 (the "Debentures"), and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of the aggregate principal amounts of Notes and Debentures specified therein. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Advice" shall have the meaning set forth in the last paragraph of Section 3 hereof.

     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Applicable Period" shall have the meaning set forth in Section 3(t) hereof.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

     "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

     "Debentures" shall have the meaning set forth in the preamble to this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, The City of New York.

     "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.
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     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Debentures" shall mean the 7-3/8% Debentures due 2018 issued by the Company under the Indenture containing terms identical in all material respects to the Debentures (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Debentures or, if no such interest has been paid, from the date of their original issue,
(ii) they will not contain terms with respect to transfer restrictions under the Securities Act and (iii) they will not provide for any Special Interest Premium thereon) to be offered to Holders of Debentures in exchange for Debentures pursuant to the Exchange Offer.

     "Exchange Notes" shall mean the 6-1/2% Notes due 2003 issued by the Company under the Indenture containing terms identical in all material respects to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Notes or, if no such interest has been paid, from the date of their original issue, (ii) they will not contain terms with respect to transfer restrictions under the Securities Act and (iii) they will not provide for any Special Interest Premium thereon) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

     "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Notes and Registrable Debentures for a like amount of Exchange Notes and Exchange Debentures pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

     "Holder" shall mean any Initial Purchaser, for so long as it owns any Registrable Notes or Registrable Debentures, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes or Registrable Debentures, as the case may be, under the Indenture.

     "Indenture" shall mean the Indenture, dated as of August 1, 1998, between the Company, as issuer, and The Bank of New York, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "Initial Purchasers" shall mean Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Chase Securities Inc. and Salomon Brothers Inc.

     "Inspectors" shall have the meaning set forth in Section 3(n) hereof.

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     "Issue Date" shall mean August 4, 1998, the date of delivery of the Notes and the Debentures from the Company to the Initial Purchasers.

     "Issuer" shall mean the Company as defined in the preamble hereto.

     "Majority Holders" shall mean, as the context requires, the Holders of a majority of the aggregate principal amount of outstanding Notes and Exchange Notes or the Holders of a majority of the aggregate principal amount of outstanding Debentures and Exchange Debentures, as the case may be.

     "Notes" shall have the meaning set forth in the preamble to this Agreement.

     "Participating Broker-Dealer" shall have the meaning set forth in Section 3(t) hereof.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability corporation, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes or Registrable Debentures covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Records" shall have the meaning set forth in Section 3(n) hereof.

     "Registrable Debentures" shall mean the Debentures; provided, however, that any Debentures shall cease to be Registrable Debentures when any of the following occurs: (i) a Registration Statement with respect to such Debentures for the exchange or resale thereof shall have been declared effective under the Securities Act and such Debentures shall have been disposed of pursuant to such Registration Statement, (ii) such Debentures shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k), (iii) such Debentures shall have ceased to be outstanding or (iv) no Shelf Registration Event has occurred and the Exchange Offer has concluded in accordance with the provisions hereof.

     "Registrable Notes" shall mean the Notes; provided, however, that any Notes shall cease to be Registrable Notes when any of the following occurs: (i) a Registration Statement with respect to such Notes for the exchange or resale thereof shall have been declared effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be

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

sold without restriction as contemplated by Rule 144(k), (iii) such Notes shall have ceased to be outstanding or (iv) no Shelf Registration Event has occurred and the Exchange Offer has concluded in accordance with the provisions hereof.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Notes or Registrable Debentures in accordance with the rules and regulations of the NASD,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters and Holders as a group in connection with blue sky qualification of any of the Exchange Notes, Exchange Debentures, Registrable Notes or Registrable Debentures) and compliance with the rules of the NASD,
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company and its subsidiaries, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) the reasonable fees and expenses of the Trustee and its counsel and any exchange agent or custodian, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

     "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Notes, Exchange Debentures, Registrable Notes or Registrable Debentures pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

     "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

     "Shelf Registration Event Date" shall have the meaning set forth in Section 2(b) hereof.

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

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Notes and Registrable Debentures (except Registrable Notes and Registrable Debentures which the Holders have elected not to include in such Shelf Registration Statement or the Holders of which have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of Section 2(b) hereof) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Special Interest Premium" shall have the meaning set forth in Section 2(e) hereof.

     "TIA" shall have the meaning set forth in Section 3(k) hereof.

     "Trustee" shall mean the trustee under the Indenture.

          2.  Registration Under the Securities Act.

          (a) Exchange Offer. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company's cost, use its reasonable best efforts to (i) file with the SEC within 90 calendar days after the Issue Date an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer, (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 150 calendar days after the Issue Date, (iii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders and (iv) cause the Exchange Offer to be consummated within 180 calendar days after the Issue Date. Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Notes or Registrable Debentures for a like principal amount of Exchange Notes or Exchange Debentures, respectively (provided that such Holder (i) is not an Affiliate of the Company, (ii) is not a broker-dealer tendering Registrable Notes or Registrable Debentures acquired directly from the Company, (iii) acquires the Exchange Notes or the Exchange Debentures, as applicable, in the ordinary course of such Holder's business and
(iv) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes or Exchange Debentures) to transfer such Exchange Notes and/or such Exchange Debentures from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

          In connection with the Exchange Offer, the Company shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

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     (ii)  keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

     (iii) utilize the services of the Depositary for the Exchange Offer with respect to Notes and Debentures represented by a global certificate;

     (iv) permit Holders to withdraw tendered Registrable Notes and Registrable Debentures at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the series and principal amount of Registrable Notes and/or Registrable Debentures delivered for exchange, and a statement that such Holder is withdrawing his election to have such Registrable Notes and/or Registrable Debentures exchanged;

     (v) notify each Holder that any Registrable Note or Registrable Debenture not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

     (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

     (i) accept for exchange all Registrable Notes and Registrable Debentures or portions thereof duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal which is an exhibit thereto;

     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes and Registrable Debentures or portions thereof so accepted for exchange by the Company; and

     (iii) issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, Exchange Notes of the same series equal in principal amount to the principal amount of the Registrable Notes as are surrendered by such Holder, and Exchange Debentures of the same series equal in principal amount to the principal amount of the Registrable Debentures as are surrendered by such Holder.

          Interest on each Exchange Note and Exchange Debenture issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid or duly provided for on the Registrable Note or Registrable Debenture surrendered in exchange therefor or, if no interest has been paid on such Registrable Note or such Registrable Debenture, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company shall use reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than the conditions referred to in Section 2(b)(i) and (ii) below

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and those conditions that are customary in similar exchange offers.  Each
Holder of Registrable Notes or Registrable Debentures who wishes to exchange such Registrable Notes or Registrable Debentures for Exchange Notes or Exchange Debentures in the Exchange Offer will be required to make certain customary representations in connection therewith, including, in the case of any Holder, representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Notes or Registrable Debentures acquired directly from the Company, (iii) the Exchange Notes or Exchange Debentures to be received by it are being acquired in the ordinary course of its business and
(iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes or the Exchange Debentures. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Notes or Registrable Debentures in the Exchange Offer.

          Upon consummation of the Exchange Offer in accordance with this
Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Exchange Notes and Exchange Debentures held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Notes or Registrable Debentures held by any Holder pursuant to Section 2(b) of this Agreement.

          (b) Shelf Registration. If (i) because of any change in law or in currently prevailing interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) the Exchange Offer is not consummated within 180 days after the Issue Date or (iii) upon the request of any Initial Purchaser with respect to any Registrable Notes or Registrable Debentures held by it, if such Initial Purchaser is not permitted, in the reasonable opinion of Brown & Wood llp, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i), (ii) or (iii) being a "Shelf Registration Event", and the date of occurrence thereof, the "Shelf Registration Event Date"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company shall promptly notify the Holders in writing thereof and shall, at its cost, file as promptly as practicable after such Shelf Registration Event Date and, in any event, within 90 days after such Shelf Registration Event Date, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and all of the Registrable Debentures (other than Registrable Notes and Registrable Debentures owned by Holders who have elected not to include such Registrable Notes or Registrable Debentures in such Shelf Registration Statement or who have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the penultimate sentence of this Section 2(b), and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable. No Holder of Registrable Notes or Registrable Debentures shall be entitled to include any of its Registrable Notes or Registrable Debentures in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring

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with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

          The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales for the earlier of: (a) the Rule 144(k) Period or (b) such time as all of the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Notes or Registrable Debentures (the "Effectiveness Period"). The Company shall not permit any securities other than (i) the Company's issued and outstanding securities currently possessing incidental registration rights (ii) Registrable Notes and (iii) Registrable Debentures, to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder of Registrable Notes or Registrable Debentures covered thereby a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take any other action required to permit unrestricted resales of the Registrable Notes and Registrable Debentures. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Notes or Registrable Debentures covered by such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements of Brown & Wood llp incurred in connection with the Exchange Offer. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes or Registrable Debentures pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Notes and Registrable Debentures pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes and Registrable Debentures pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Notes or Registrable Debentures covered thereby not being able to exchange or offer and sell such Registrable Notes or such Registrable Debentures during that period, unless such action is required by applicable law.

          (e)  Special Interest Premium.  In the event that:

               (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th day after the Issue Date, then, commencing on the 91st day after the Issue Date, a special interest premium (the "Special Interest Premium") shall accrue on the principal amount of each of the Notes and the Debentures at a rate of 0.25% per annum;

               (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date, then, commencing on the 151st day after the Issue Date, a Special Interest Premium shall accrue on the principal amount of each of the Notes and the Debentures at a rate of 0.25% per annum;

               (iii) (A) the Company has not exchanged Exchange Notes and Exchange Debentures for all Registrable Notes and Registrable Debentures, respectively, validly tendered in accordance with the terms of the Exchange Offer on or prior to the 180th day after the Issue Date or (B) if the Shelf Registration Statement is required to be filed pursuant to Section 2(b) but is not declared effective by the SEC on or prior to the 180th day after the Issue Date, then, commencing on the 181st day after the Issue Date, a Special Interest Premium shall accrue on the principal amount of each of the Notes and the Debentures at the rate of 0.25% per annum; or

               (iv) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or the Prospectus ceases to be usable for resales (A) at any time prior to the expiration of the Effectiveness Period or (B) if related to corporate developments, public filings or similar events or to correct a material misstatement or omission in the Prospectus, for more than 60 days (whether or not consecutive) in any twelve-month period, then a Special Interest Premium shall accrue on the principal amount of each of the Notes and the Debentures at a rate of 0.25% per annum commencing on the day (in the case of (A) above), or the 61st day after (in the case of (B) above), such Shelf Registration Statement ceases to be effective or the Prospectus ceases to be usable for resales;

provided, however, that the aggregate amount of the Special Interest Premium in respect of each of the Notes and the Debentures may not exceed 0.25% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Notes and Exchange Debentures for all Registrable Notes and Registrable Debentures, respectively, validly tendered (in the case of clause (iii)(A) above) or upon the effectiveness of the Shelf Registration Statement (in the case of clause (iii)
(B) above) or (4) the earlier of (y) such time as the Shelf Registration Statement which had ceased to remain effective or the Prospectus which had ceased to be usable for resales again becomes effective and usable for resales and (z) the expiration of the Effectiveness Period (in the case of clause (iv) above), the Special Interest Premium on the principal amount of each of the Notes and the Debentures as a result of such clause (or the relevant subclause thereof) shall cease to accrue;

provided, further, however, that if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 150th day after the Issue Date and the Company shall request Holders to provide the information required by the SEC for inclusion in the Shelf Registration Statement, the Notes and the Debentures owned by Holders who do not provide such information when required pursuant to Section 2(b) will not be entitled to any Special Interest Premium for any day after the 180th day after the Issue Date.

     Any Special Interest Premium due pursuant to Section 2(e)(i), (ii), (iii) or (iv) above will be payable in cash on the next succeeding February 1 or August 1, as the case may be, to Holders on the relevant record dates for the payment of interest pursuant to the Indenture.

          (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

          3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall use its reasonable best efforts to:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Notes and the Registrable Debentures by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Notes and Registrable Debentures, and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; the Company shall use its reasonable best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, the Prospectus to be usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes or Exchange Debentures, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Notes and Registrable Debentures and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders of either or both the Registrable Notes or Registrable Debentures, depending solely upon which Holders must be afforded the opportunity of such review, or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes and Registrable Debentures included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes and the Registrable Debentures is being filed and advising such Holder that the distribution of Registrable Notes and Registrable Debentures will be made in accordance with the method selected by (1) the Majority Holders of the Registrable Notes solely in respect to the method of distribution for the Registrable Notes and (2) the Majority Holders of the Registrable Debentures solely in respect to the method of distribution for the Registrable Debentures, (ii) furnish to each Holder of Registrable Notes and Registrable Debentures included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Notes and Registrable Debentures, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes and Registrable Debentures and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes and Registrable Debentures included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes and Registrable Debentures covered by the Prospectus or any amendment or supplement thereto;

          (d) in the case of a Shelf Registration, register or qualify the Registrable Notes and Registrable Debentures under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Notes or Registrable Debentures covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes or Registrable Debentures shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Notes or Registrable Debentures owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

          (e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof, are seeking to sell Exchange Notes or Exchange Debentures and are required to deliver Prospectuses, promptly notify each Holder of Registrable Notes and Registrable Debentures, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Notes, the Registrable Debentures, the Exchange Notes or the Exchange Debentures to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes or Registrable Debentures covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causing such

          Registration Statement not to be effective or the Prospectus not to be useable for resales and (vi) of the reasonable determination of the Company that a post-effective amendment to the Registration Statement would be appropriate;

          (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes and Registrable Debentures included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes and Registrable Debentures to facilitate the timely preparation and delivery of certificates representing Registrable Notes and Registrable Debentures to be sold and not bearing any restrictive legends (except any customary legend borne by securities held through The Depository Trust Company or any similar depository) and in such denominations (consistent with the provisions of the Indenture and the officers' certificate establishing the forms and the terms of the Notes and the Debentures pursuant to the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes or Registrable Debentures pursuant to such Shelf Registration Statement;

          (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in
          Section 3(e)(ii), 3(e)(iii), 3(e)(v) (subject to a 60-day grace period within any twelve-month period) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes and Registrable Debentures, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) obtain a CUSIP number for the Exchange Notes and the Exchange Debentures or the Registrable Notes and the Registrable Debentures, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes, the Exchange Debentures, the

          Registrable Notes or the Registrable Debentures, as the case may be, in a form eligible for deposit with the Depositary;

          (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes and Exchange Debentures or Registrable Notes and Registrable Debentures, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

          (l) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by (1) in the case of the Registrable Notes, the Holders of at least 25% in aggregate principal amount of the Registrable Notes in order to expedite or facilitate the registration or the disposition of the Registrable Notes and (2) in the case of the Registrable Debentures, the Holders of at least 25% in aggregate principal amount of the Registrable Debentures in order to expedite or facilitate the registration or the disposition of the Registrable Debentures;

          (m) in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) an Initial Purchaser, in the case where such Initial Purchaser holds Notes or Debentures acquired by it as part of its initial placement and (y) Holders of at least 25% in aggregate principal amount of the Registrable Notes or 25% in aggregate principal amount of Registrable Debentures, as the case may be, covered thereby: (i) make such representations and warranties to Holders of such Registrable Notes or Registrable Debentures and the underwriters (if any), with respect to the business of the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in amount of the Registrable Notes or Registrable Debentures being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions);
          (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company and its subsidiaries (and, if necessary, any other independent certified public accountants of any business acquired or to be acquired by the

          Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority (1) in aggregate principal amount of Registrable Notes or (2) in aggregate principal amount of Registrable Debentures, as the context requires, covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

          (n)  if (1) a Shelf Registration is filed pursuant to Section 2(b) or
          (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes or Exchange Debentures during the Applicable Period, make reasonably available for inspection by any selling Holder of Registrable Notes or Registrable Debentures or Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell Registrable Notes or Registrable Debentures pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Notes or Registrable Debentures, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to conduct due diligence activities, and cause the officers, trustees and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; records and information which the Company determines, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Notes or Registrable Debentures and each such Participating Broker-Dealer will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Notes or Registrable Debentures and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

          (o) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes and/or Registrable Debentures are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods, provided that the obligations under this paragraph (o) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

          (p) upon consummation of an Exchange Offer, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Notes or Registable Debentures participating in the Exchange Offer, substantially to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Notes or Exchange Debentures, as the case may be, and (ii) each of the Exchange Notes or Exchange Debentures constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its respective terms (in each case, with customary exceptions);

          (q) if an Exchange Offer is to be consummated, upon delivery of the Registrable Notes and Registrable Debentures by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Notes and Exchange Debentures, the Company shall mark, or cause to be marked, on such Registrable Notes and Registrable Debentures delivered by such Holders that such Registrable Notes and Registrable Debentures are being cancelled in exchange for the Exchange Notes and Exchange Debentures; it being understood that in no event shall such Registrable Notes or Registrable Debentures be marked as paid or otherwise satisfied;

          (r) cooperate with each seller of Registrable Notes or Registrable Debentures covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes or Registrable Debentures and their respective counsel in connection with any filings required to be made with the NASD;

          (s) take all other steps necessary to effect the registration of the Registrable Notes and Registrable Debentures covered by a Registration Statement contemplated hereby;

          (t) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Notes or Registrable Debentures acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes or Exchange Debentures to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Notes and/or Exchange Debentures for Registrable Debentures pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes or Exchange Debentures, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes or Exchange Debentures covered by the Prospectus or any amendment or supplement thereto), (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes or the Exchange Debentures; provided, however, that such period shall not be required to exceed 180 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable Notes or Registrable Debentures acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes or Exchange Debentures received in respect of such Registrable Notes or Registrable Debentures pursuant to the Exchange Offer";

          and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes or Registrable Debentures, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

          (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if reasonably requested by an Initial Purchaser or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to such Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) upon the effectiveness of the Exchange Offer Registration Statement, comfort letters, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

          The Company may require each seller of Registrable Notes or Registrable Debentures as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Notes and the Registrable Debentures of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Notes or Registrable Debentures of a seller who so fails to furnish such information.

          In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(t) hereof are seeking to sell Exchange Notes or Exchange Debentures and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes and Registrable Debentures pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes, Registrable Debentures, Exchange Notes, or Exchange Debentures, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes, Registrable Debentures, Exchange Notes or Exchangeable Debentures , as the case may be, pursuant to a Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and the Prospectus usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

          4. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of the Registrable Notes or Registrable Debentures, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), covering Registrable Notes, Registrable Debentures, Exchange Notes, or Exchange Debentures, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) hereof) any such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by the Initial Purchasers or such Holder, underwriter or Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Each of the Initial Purchasers and each Holder, underwriter or Participating Broken-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes or Registrable Debentures pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from liability which it may have otherwise on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by such parties. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from their own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes or Registrable Debentures on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          6. Selection of Underwriters. The Holders of Registrable Notes and/or Registrable Debentures covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(l) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes and/or a majority in aggregate principal amount of the Registrable Debentures included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

          7.  Miscellaneous.

          (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Notes or Registrable Debentures remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Notes or Registrable Debentures, (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes or Registrable Debentures without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Notes or Registrable Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements. The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes or the Registrable Debentures in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Notes or a majority in aggregate principal amount of the outstanding Registrable Debentures affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Notes or Registrable Debentures unless consented to in writing by such Holder of Registrable Notes or Registrable Debentures. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Notes or Registrable Debentures, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to an Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by such Initial Purchaser and the Company.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to each Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes or Registrable Debentures in violation of the terms of the

Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes or Registrable Debentures in any manner, whether by operation of law or otherwise, such Registrable Notes or Registrable Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes or Registrable Debentures, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiaries. Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder between the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes or Registrable Debentures is required hereunder, Registrable Notes or Registrable Debentures held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         IMC GLOBAL INC.



                         By:  /s/ E. Paul Dunn, Jr.
                             -----------------------------------
                             Name: E. Paul Dunn, Jr.
                             Title: Vice President and Treasurer



Confirmed and accepted as of
     the date first above
     written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. MORGAN SECURITIES INC.
CHASE SECURITIES INC.
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
     For itself and as Representative of the
     several Initial Purchasers



By:  /s/ Janet Mitchell
    -----------------------------------
     Authorized Signatory